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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -----------------------


                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): December 7, 1999



                             STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



        New York                       1-14128                 11-3096941
----------------------------   ------------------------     ----------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)

                            1500 Hempstead Turnpike
                          East Meadow, New York 11554
                    ---------------------------------------
                    (Address of Principal Executive Offices)




                                 (516) 390-2100
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Event

         On December 7, 1999, the Registrant and each of the four (4) remaining Holders of its Convertible Preferred Stock entered into a further Amendment to the Subscription Agreements applicable thereto which served to:

         1. Reduce the conversion price of all outstanding shares of Preferred Stock, from $3.00 to $.75;

         2. Reduced the Exercise Price of the outstanding Warrants, from $4.00 to $2.00;

         3. Eliminated the requirement that the Registrant redeem such Convertible Preferred Stock (at 105% of the then stated value thereof) on February 20, 2000; and

         4. Eliminated the price protection guaranty previously afforded the Holders with respect to any shares of Common Stock sold by any such Holder within the 180 day period following the conversion of such Convertible Preferred Stock into Common Stock.

Item 7. Financial Statements and Exhibits

Exhibit No.       Document.

10.89             Press Release, dated December 7, 1999.

10.90 Third Amendment to Convertible Preferred Stock and Warrants Subscription Agreement.



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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                             STERLING VISION, INC.

                             By:      /s/Joseph Silver
                                 ------------------------------------------
                                 Name:  Joseph Silver
                                 Title: Executive Vice President & General
                                        Counsel



Date:    December 13, 1999